Exhibit 99.4

Brook Mine Rare Earth Project Preliminary Economic Assessment Summary

Brook Mine Rare Earth Project Preliminary Economic Assessment (PEA) Summary

July 1, 2025

Ramaco Commentary

This Preliminary Economic Assessment Summary (PEA Summary) has been internally prepared by Ramaco Resources, Inc. (Ramaco) by redacting certain data, information and processes prepared by Fluor Corporation (Fluor) for Ramaco which we believe to be proprietary. This has been done in order to only summarize and protect such proprietary and confidential data, information and processes provided to Ramaco by Fluor.

Ramaco believes that the summarization and redaction of the data, information and processes provided by Fluor as presented herein does not affect the overall findings and conclusions presented herein in the PEA Summary. Ramaco reserves all its intellectual property ownership and rights to any and all of the details, data and information disclosed herein. It also does not waive its rights or ownership regarding the proprietary data, information and processes described herein.

The following statement below from Fluor accompanied the presentation of the original PEA Summary.

Fluor Statement

Fluor has been engaged by Ramaco Resources, Inc. (Ramaco) to prepare this report. Fluor is currently under contract to Ramaco to perform services in addition to and independent of this report. This report was prepared solely for the use and benefit of Ramaco by Fluor and is based in part on information not within the control of Ramaco and entirely on information not within the control of Fluor. While it is believed that the information contained herein will be reliable under the conditions and subject to the limitations set forth herein, neither Ramaco nor Fluor guarantees the accuracy of completeness thereof. The prime objective of this report is to review relied upon information provided by Ramaco to determine an AACE Class 5 estimate for the project. The use of this report or any information contained therein shall be at the user’s sole risk. Such use shall constitute an agreement to release, defend, and indemnify Ramaco and Fluor from and against any and all liability in connection therewith (including any liability for special, indirect, incidental or consequential damages), whether such liability arises in contract, negligence, or otherwise.

© 2025 Ramaco. All Rights Reserved.	Ramaco Resources Brook Mine Rare Earth Project PEA

Brook Mine Rare Earth Project Preliminary Economic Assessment Summary

Fluor is a registered service mark of Fluor Corporation

TABLE OF CONTENTS

	Table of Contents			2

1.0	PRELIMINARY ECONOMIC ASSESSMENT SUMMARY			3

	1.1	Process Design		3
	1.2	Capital and Operating Costs		5
		1.2.1	Summary of Capital Expenses	5
		1.2.2	Summary of Operational Expenses	6
	1.3	Risks and Opportunities		8
	1.4	Project Advancement Action Plan		11
	1.5	Recommendation		12

© 2025 Ramaco. All Rights Reserved.	Ramaco Resources Brook Mine Rare Earth Project PEA

Brook Mine Rare Earth Project Preliminary Economic Assessment Summary

1.0	PRELIMINARY ECONOMIC ASSESSMENT SUMMARY

Ramaco Resources Inc. (Ramaco) is exploring the establishment of a rare earth elements (REE) production facility at the Brook Mine site near Sheridan, Wyoming, United States. To support this study, Ramaco engaged Fluor Corporation to conduct a PEA, including an AACE Class 5 capital and operating cost estimate, for the processing facilities. This report presents the results of this assessment.

The PEA is based on a conceptual flowsheet and mass balance with inputs derived from metallurgical testing at Hazen Research Inc., combined with key data from Ramaco, including ore feed grades and product pricing. Fluor also utilized in-house data to determine equipment pricing and benchmark inputs for the capital and operating cost estimates, which were integral to the financial model developed jointly by Ramaco and Fluor.

Recent test work indicates that high REE extraction rates from the Brook Mine deposit are achievable. The multi-stage leach method yielded the highest extraction rates for REEs, Scandium, Gallium, and Germanium, with all REEs exceeding 90% extraction and over 80% when combined with the three most valuable critical minerals. These results form the basis of the process design for the PEA.

The PEA estimates the capital cost for the proposed processing facility at $533.1 million (USD) excluding mine-related capital and residue placement, and the operational cost at $71.22 (USD) per tonne of mill feed excluding mining and filter cake residue handling. Approximately 85% of the processing costs are attributed to reagents and consumables. Based on these inputs, the financial model estimated an unlevered pre-tax internal rate of return (IRR) of 38% and a payback period of 5 years (base case).

The presence of high-value minerals such as Scandium, Gallium, and Germanium in the Brook Mine deposit is crucial to the project’s success, potentially accounting for up to 82% of the revenue. Scandium sales alone account for 58% of the revenue.

Below is more specific information about the process design, estimate development, risks, and opportunities as well as a recommended action plan.

1.1	Process Design

To develop the metallurgical process design, along with the conceptual flowsheet and mass balance, Fluor utilizes Metso’s HSC Chemistry Software to simulate the processing circuit. The simulation model is built using available process feed data and results from metallurgical laboratory testing. Specific unit operations are incorporated to achieve the desired process outcomes.

The accuracy and reliability of the simulation are closely tied to the progression of laboratory and pilot plant test work. These tests provide essential thermodynamic and kinetic data for each unit operation, which are critical for refining the model. As the project advances, the simulation is continuously updated with new and evolving process information.

© 2025 Ramaco. All Rights Reserved.	Ramaco Resources Brook Mine Rare Earth Project PEA

Brook Mine Rare Earth Project Preliminary Economic Assessment Summary

Below are the steps typically employed to develop the process simulation.

1.	Process Feed and Lab Test Data: Initial inputs for the simulation.
2.	HSC Chemistry Simulation: Core modeling tool used to simulate the circuit.
3.	Unit Operations: Specific processes modeled to achieve desired outcomes.
4.	Pilot Plant Data and Refinement: Iterative updates based on evolving test data.
5.	Evaluation of Processing Options: Final step to assess and optimize alternatives.

Once established, simulation becomes a powerful tool for evaluating alternative processing strategies, enabling the identification of more cost-effective and efficient options.

The block flow diagram provided in Figure 1, is an illustration of Brook Mine processing facility with the capacity of 1,000 t/a of Total Critical Mineral Oxides (CMO) comprising of Rare Earth Oxides (TREO) + Scandium (Sc) + Gallium (Ga) + Germanium (Ge) oxides. This process design is the basis for the PEA estimate.

Figure 1. High-Level Block Flow Diagram – Brook Mine Rare Earth Project.

© 2025 Ramaco. All Rights Reserved.	Ramaco Resources Brook Mine Rare Earth Project PEA

Brook Mine Rare Earth Project Preliminary Economic Assessment Summary

1.2	Capital and Operating Costs

1.2.1	Summary of Capital Expenses

For this PEA, Fluor generated a capital estimate that meets the AACE Class 5 level CAPEX requirements. It is one of the main inputs for the financial model, which in turn will aid Ramaco in determining the level of economic benefit achieved by processing the Brook Mine rare earth deposit.

1.2.1.A	Estimate Methodology

This deliverable represents an AACE Class 5 level estimate, for a 1,000-tonne-per-year TREO mining operation focused on rare earth minerals, specifically Total Rare Earth Oxides (TREO) and CMO.

A process simulation of the Brook Mine was developed to support this estimate, which provided a mass balance aligned with the specified plant capacity. Based on this simulation, a Process Design Criteria (PDC) document was created, serving as the foundation for the mechanical equipment list (MEL).

The MEL was priced using a combination of:

▶	Budgetary vendor quotes
▶	In-house historical cost data
▶	Industry-standard factoring methods

This priced equipment list formed the basis of the capital cost estimate.

For additional scope elements including site preparation and improvements, plant roads, site infrastructure, power supply and distribution, plant utilities, and water systems – costs were estimated using percentage-based benchmarks derived from Fluor’s database for similar plant types.

1.2.1.B	General Assumptions and Qualifications

Below is a list of the assumptions and qualifications used in determining the capital expense estimate.

▶	The cost estimate is in U.S. dollars.
▶	The estimate was based on a typical contracting strategy of EP & CM direct managed subcontractors by the typical discipline/trade scope.
▶	The project execution is based on a greenfield project.
▶	The primary estimating procedure for developing process scope and costs is by “factoring” on the plant capacity costs.
▶	No demolition scope is included in the estimate.
▶	The estimate does not include any work associated with removal of contaminated materials and hazardous waste. This applies to handling, removal, disposal, and remediation of asbestos, lead paint, galvanizing fluids, contaminated soils, or disposing of process fluids.

© 2025 Ramaco. All Rights Reserved.	Ramaco Resources Brook Mine Rare Earth Project PEA

Brook Mine Rare Earth Project Preliminary Economic Assessment Summary

1.2.1.C	General Exclusions

▶      Sunk costs.

▶      Permits, licenses, royalties, and commissions.

▶      Land acquisition and right-of-ways.

▶      Fluctuation of currency exchange rates.

▶      Owner’s costs.

▶      Force majeure.

▶      Labor strikes and other business interruption risks.

▶      Unknown site conditions.

▶      Scope changes.

▶      Opex and training costs.

▶      Working capital and other owners’ costs.

▶      Environmental permit costs.

▶      Event and schedule contingency.

▶      Mine development capital cost.

▶      Pilot plant costs.

▶      Initial capital costs – tailings handling and storage.

1.2.1.D	Conclusions

The capital cost estimate is $579 million including escalation of $21 million and a contingency of $85 million for the process plant scope. Ramaco provided estimates for mining, pilot plant, and residue handling. The capital cost estimate is effective Q2-2025 and has an accuracy of -30% /+50%. The following Table 1 provides an indicative total cost (ITC) estimate by area.

CAPITAL COST ESTIMATE SUMMARY

		TOTAL COST
AREA	DESCRIPTION	(MILLION USD)
Processing Total Direct Cost	Including Owner’s Estimate for the Pilot Plant and Residue Handling	389.14
Processing Indirect Cost		50.00
Mine Development	Owner’s Internal Estimate	30.00
Infrastructure		4.00
Sub-Total		473.14
Contingency		85.00
Escalation		21.00
Total CAPEX Estimate		579.14

Figure 2. Summary of Initial Capital Cost Estimate

1.2.2	Summary of Operational Expenses

The process operating cost estimate meets the requirements for a PEA and encompasses all processing areas from mill feed through to product handling. The estimate is structured into four primary cost categories:

▶ Labor ▶ Utilities – Electricity, Raw Water, and Natural Gas	▶ Reagents and Consumables ▶ Maintenance supplies.

© 2025 Ramaco. All Rights Reserved.	Ramaco Resources Brook Mine Rare Earth Project PEA

Brook Mine Rare Earth Project Preliminary Economic Assessment Summary

1.2.2.A	Bases of Estimate

▶	Annualized Costs. Operating costs are presented on an annual basis, categorized by cost type and plant area.

▶	Reagents and Consumables. Estimated using unit consumption rates and delivered unit costs. Consumption rates were derived from metallurgical test work, mass balance, and design assumptions. Delivered costs were informed by supplier discussions, transport quotes, and internal benchmarks.

▶	Labor. The plant operates 24/7 with four 12-hour shift rotations. Non-shift labor is based on a 40-hour work week. Staffing levels were benchmarked against similar-scale operations. Labor rates were sourced from the U.S. Bureau of Labor Statistics (OEWS) for Wyoming.

▶	Utilities. Power consumption was estimated from the mechanical equipment list, factoring in equipment run times and absorbed power. A grid power rate of $0.07/kWh was provided by Ramaco.

▶	Maintenance Supplies. Estimated as a percentage of the total direct installed cost for the process.

▶	Sales and General Administrative Costs. Based on a total site headcount of 190 personnel (mine, process, and general and administration), using a multiplier based on existing operations per employee, as provided by Ramaco.

The estimate reflects one full year of operation at nameplate capacity. Historical or quoted costs were escalated to the estimate base date using Fluor’s standard escalation practices.

1.2.2.B	General Exclusions

The following items are excluded from this estimate:

▶ Mining costs ▶ Dry stacking and residue storage ▶ General and administrative overhead (community, environmental, regulatory, corporate) ▶ Assaying ▶ Site raw water treatment	▶ Wastewater treatment ▶ Sustaining capital ▶ Insurance ▶ Import duties and taxes ▶ Contingency and inflation ▶ Utilities – Electricity

1.2.2.C	Conclusions

Over the 42-year life-of-mine, the average annual process operating cost is estimated at $188.4 million, equating to:

▶	$71.22 per tonne of mill feed
▶	$185,095 per tonne of TREO + Sc + Ga + Ge

Notably, reagents and consumables account for approximately 85% of total process operating costs. A summary of the OPEX costs is shown below in Figure 3.

© 2025 Ramaco. All Rights Reserved.	Ramaco Resources Brook Mine Rare Earth Project PEA

Brook Mine Rare Earth Project Preliminary Economic Assessment Summary

DESCRIPTION	OPEX COST (MILLION USD)	OPEX COST/ FEED TONNE (USD)
Direct Labor
Wages and Benefits (Process Plant)	9.624	3.64
Consumables
Reagents/Chemicals	142.128	53.72
Minor Reagent & Consumables	14.213	5.37
Utilities
Electricity	5.587	2.11
Raw Water	1.612	0.61
Natural Gas	2.412	0.91
Maintenance Supplies
Maintenance Supplies (2.0%)	9.051	3.42
Sales, General and Administrative
General & Administrative	3.800	1.44
Total OPEX/Year and Cost/Ton	188.427	71.22

Figure 3. Annual OPEX Summary and Cost per tonne of TREO+Sc+Ga+Ge+Oxides.

1.3	Risks and Opportunities

The process risks and opportunities originate from three interrelated parts, namely, low ore feed grade, high reagent consumption, and unique bespoke combinations of elements. Figure 4 and Figure 5 below outline the risks and opportunities with suitable actions to mitigate or promote the outcomes.

© 2025 Ramaco. All Rights Reserved.	Ramaco Resources Brook Mine Rare Earth Project PEA

Brook Mine Rare Earth Project Preliminary Economic Assessment Summary

Risk	Description	Impact	Mitigation Actions
Ore Grade and Mineralogy	▶ Low ore grade (450 ppm REO) ▶ No mineral beneficiation opportunity due to mineralogy	▶ Higher throughput to meet production target ▶ Increased CAPEX/OPEX due to larger Mechanical Equipment and higher reagent consumptions rates ▶ Risks Economic viability

▶    Target higher REO grade through exploration

▶    Reduce commodity recovery scope (i.e., target only REOs)

▶    Consider High Purity Alumina (HPA) production as by-product

▶    Lower reagent consumption by investigating alternative lixiviants and pretreatment practices

High Leach Rates of Gangue Minerals	▶ 70% of Leach reagents are consumed by gangue ▶ Some leached species interfere with REE/Ga/Ge recovery ▶ High reagent consumption for non-valuable metals	▶ High operational costs ▶ Reduced valuable metal recovery due to high concentration of impurities

▶    Targeted Test work for lower cost acids/salts

▶    Include HPA production to capitalize on Aluminum as by-product

▶    Targeted test work to selectively extract valuable metals using technologies in the presence of gangue minerals like iron

▶    Engage external Subject Matter Experts to tackle complex parts of the flowsheet

Test Work Turnaround

▶    Bespoke ore flowsheet development requires investigative test work

▶    Metallurgical labs are not geared toward investigative workflows

▶    Very slow turnaround times (12 tests in 6 months) vs. expected turnaround of 10 tests per week

▶    Reliability of results – Questionable results need to be rechecked and assayed ASAP. Commercial Labs are slow to action this

▶ Delayed project development as laboratories assay queue caters for multiple client projects – Not just Ramaco

▶    Shift test work in-house (owner-operator advantage)

▶    Dedicated assay personnel and equipment will ensure high reliability of results and fast assay turnaround times

▶    Full-time test work management to supervise, interpret, and communicate results to project stakeholders

▶    Engage external Subject Matter Experts to tackle complex parts of the flowsheet

▶    Consider partnership with IJSA government agencies

© 2025 Ramaco. All Rights Reserved.	Ramaco Resources Brook Mine Rare Earth Project PEA

Brook Mine Rare Earth Project Preliminary Economic Assessment Summary

Risk	Description	Impact	Mitigation Actions
Germanium Recovery

▶    Very low Germanium head grade

▶    Low concentration makes it difficult to track Germanium through the process

▶    Existing technology targets Germanium recovery in other ways

▶    Unusual extraction chemistry

		▶ Germanium recovery can be uneconomical for the low concentration ▶ Loss of revenue due to low recovery of Germanium	▶ Dedicated Germanium tracking test work ▶ Investigate other leaching options ▶ Evaluate economic impact vs. REEs/Gallium
Reagent Transport Logistics	▶ High reagent consumption means complex reagent transport logistics	▶ Potential for high transportation costs ▶ Reagent storage challenges ▶ Supply chain complexity and sensitivity	▶ Reduce reagent consumption ▶ Ensure reagents are purchased and transported as anhydrous where possible

Figure 4. Project Risks and Potential Mitigations

© 2025 Ramaco. All Rights Reserved.	Ramaco Resources Brook Mine Rare Earth Project PEA

Brook Mine Rare Earth Project Preliminary Economic Assessment Summary

Opportunity	Description	Impact	Promotive Actions
HPA Production	▶ HPA is high-value commodity used in specialized glass, ceramics, batteries, catalysts ▶ HPA is preferentially made from kaolinite ▶ Many synergies between HPA production and Ramaco flowsheet	▶ Adds significant additional revenue stream ▶ Value-added by-product is produced from otherwise reagent consuming waste product	▶ Develop HPA purification capabilities as part of process flowsheet

Figure 5. Project Opportunities and Promotive Actions

▶	Primary Challenge

‒	Low-grade ore with dispersed valuable elements driving high reagent consumption
‒	Gangue minerals consume the bulk of reagents
‒	Slow test work turnaround

▶	Strategic Advantage

‒	Owner-operator status allows in-house test work and faster development.
‒	While the ore is low-grade, it contains a high percentage of magnetic and strategic elements (30-40%) in addition to being hosted in soft, sedimentary rock significantly reducing energy consumption during mining, crushing, and grinding.
‒	Strong strategic support from U.S. organizations for REE, Ga, and Ge supply chain.
‒	Multiple alternative process routes remain unexplored which have the potential to significantly reduce OPEX.

▶	Economic Balancing

‒	High-value metals (REEs, Sc, Ga, Ge) must offset high reagent costs to ensure an economically viable project.

▶	Process Optimization Focus

‒	Investigate alternative calcining and leaching options.
‒	Test and develop flowsheets wholistically i.e., not just leach or calcining but purification as well.
‒	By-product recovery (HPA) for a revenue boost.

1.4	Project Advancement Action Plan

To make sure that the Brook Mine Rare Earth Element and Critical Mineral Project progress as expected, the following key initiatives must be executed:

1.	Parallel Execution of Prefeasibility Study and Pilot Plant Design. Building on the findings of the PEA, which confirmed the project’s technical and economic feasibility, additional testing will be conducted to:

‒	Optimize leach design parameters
‒	Reduce reagent consumption
‒	Generate critical design data for the downstream flowsheet

© 2025 Ramaco. All Rights Reserved.	Ramaco Resources Brook Mine Rare Earth Project PEA

Brook Mine Rare Earth Project Preliminary Economic Assessment Summary

2.	Prefeasibility Study (PFS) Testing. Bench-scale testing will be intensified to validate the entire process design. This work is essential to support the PFS and associated estimates. Target Completion: Q4 2025

3.	Head Grade Optimization. Enhance early stage project economics by targeting higher ore grades through advanced exploration and geological modeling. This will improve Net Present Value (NPV) and IRR.

4.	Reagent Optimization. Investigate alternative lixiviants and cost-effective reagents to reduce overall reagent consumption and operating costs.

5.	Product Value Maximization. Refine the process design to prioritize the recovery of the most valuable products, enhancing overall project profitability.

6.	High Purity Alumina (HPA) Feasibility. Assess the potential to produce HPA as a coproduct, leveraging aluminum content to create an additional revenue stream.

7.	Alternative Unit Operations. Evaluate advanced ion exchange and solvent extraction technologies that selectively recover valuable metals while minimizing impurity interference (e.g., iron).

8.	In-House Testing Facility Development. Establish internal metallurgical testing capabilities to:

‒	Improve turnaround time and data reliability
‒	Support advanced design phases
‒	Retain critical process knowledge within Ramaco. This facility will be essential throughout the life of the mine.

9.	Engagement of Subject Matter Experts (SMEs). Involve SMEs for complex flowsheet areas and explore partnerships with U.S. government agencies to leverage technical and regulatory support.

10.	Reagent Logistics Evaluation. Assess reagent availability and logistics in the next project phase to ensure supply chain reliability and cost control.

11.	Schedule Compression Strategy. Develop a schedule-driven execution plan to identify opportunities for timeline acceleration. Early engagement with key stakeholders is critical.

1.5	Recommendation

Based on the findings of the PEA and the accompanying pricing provided by Ramaco, Fluor concludes that there is a technically and economically viable pathway to production. Fluor recommends that Ramaco continue advancing the Brook Mine Rare Earth Project. This includes advancing geological studies, progressing with further engineering studies for both the mine and the processing plant to increase confidence in the overall design, execution strategy, schedule, and cost estimates.

© 2025 Ramaco. All Rights Reserved.	Ramaco Resources Brook Mine Rare Earth Project PEA

Brook Mine Rare Earth Project Preliminary Economic Assessment Summary

The PEA estimates the capital cost for the proposed processing facility at $533.1 million USD, excluding mine-related capital expenditures and residue placement infrastructure. Operating costs are projected at $71.22 USD per tonne of mill feed, excluding mining and filter cake residue handling. Notably, approximately 85% of processing costs are attributed to reagents and consumables.

Based on these inputs, the financial model projects an unlevered pre-tax IRR of 38% and a payback period of 5 years under the base case scenario.

These results support continued investment in the project, with a focus on optimizing reagent use, refining and enhancing the process design, and validating assumptions through additional technical studies.

© 2025 Ramaco. All Rights Reserved.	Ramaco Resources Brook Mine Rare Earth Project PEA